UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 8, 2008 (October 7, 2008)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2008, The Wet Seal, Inc. (the “Company”) issued 333,333 shares of its common stock (the “2008 Performance Shares”) to Edmond S. Thomas, the Company’s President and Chief Executive Officer. The 2008 Performance Shares were issued pursuant to the employment agreement, dated as of September 6, 2007 (the “Employment Agreement”) and the Performance Share and Restricted Share Award Agreement, dated as of October 8, 2007 (the “Award Agreement”), each by and between Mr. Thomas and the Company. The 2008 Performance Shares are subject to the vesting schedule set forth in the Award Agreement, which was previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2007 (the “September 11th Form 8-K”). General terms of the Employment Agreement had also been previously disclosed in the September 11th Form 8-K.

Item 8.01.	Other Events.

Mr. Thomas has elected to terminate his 10b5-1 trading plan (the “Plan”) that had been previously disclosed in a Current Report on Form 8-K filed with the SEC on August 27, 2008. No sales had been made under the Plan prior to its termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: October 8, 2008	By:	/s/ Steven H. Benrubi
Name: Steven H. Benrubi Title: Executive Vice President and Chief Financial Officer